Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the registration statement on Form S-8 (Registration No. 333-16939, 333-33276 and 333-117057) of our report dated January 26, 2005 relating to our audit of the financial statements for the year ended December 31, 2004 of Clean Diesel Technologies, Inc. included in the 2004 annual report on Form 10-K.





/s/ Eisner LLP
New York, New York
March 24, 2005